Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of Genius Brands International, Inc. (the “Company”) of our report dated April 5, 2022 relating to the consolidated financial statements of Genius Brands International, Inc. appearing in the Annual Report on Form 10-K of Genius Brands International, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Los Angeles, California

May 11, 2022